UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2025

Xilio Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40925	85-1623397
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

828 Winter Street, Suite 300 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 524-2466

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	XLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 22, 2025, Xilio Therapeutics, Inc. (the “Company”) received a deficiency letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market, LLC (“Nasdaq”) notifying the Company that it is not in compliance with the requirement to maintain a minimum of $10.0 million in stockholders’ equity, as required by Nasdaq Listing Rule 5450(b)(1)(A) for continued listing on The Nasdaq Global Select Market. As stated in the Letter, the Company reported stockholders’ equity of $7,069,000 in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

The Letter has no immediate effect on the listing of the Company’s common stock. In accordance with Nasdaq Listing Rule 5810(c)(2)(C), the Company has 45 calendar days (or until October 6, 2025) to submit a plan to regain compliance with the stockholders’ equity requirement. If the plan is accepted, Nasdaq can grant an extension of up to 180 calendar days from the date of the Letter to evidence compliance. Alternatively, the Company may apply to transfer the Company’s securities to The Nasdaq Capital Market, provided that it meets the requirements for continued listing on The Nasdaq Capital Market.

As previously disclosed in a Current Report on Form 8-K filed on April 8, 2025, the Company received a deficiency letter from the Staff of Nasdaq on April 4, 2025, notifying it of the Company’s failure to maintain the $1.00 minimum bid price required for continued listing on The Nasdaq Global Select Market under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company’s initial period of 180 calendar days to regain compliance with the Minimum Bid Requirement expires on October 1, 2025, after which it may be eligible for an additional 180 calendar day compliance period if it transfers its securities to The Nasdaq Capital Market, provided it meets the continued listing standard for the market value of publicly held shares and all other initial listing standards of that market, with the exception of the Minimum Bid Requirement, and provides written notice to the Staff of its intention to cure the deficiency within the second 180 day grace period. As of the date of this Current Report on Form 8-K, the Company remains out of compliance with the Minimum Bid Price Requirement.

The Company is continuing to evaluate available options to regain compliance with the Nasdaq listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILIO THERAPEUTICS, INC.

Date: August 28, 2025	By:	/s/ Caroline Hensley
Caroline Hensley
Chief Legal Officer